                                                                    EXHIBIT 10.3



                       BRIDGE LOAN AND SECURITY AGREEMENT

         This BRIDGE LOAN AND SECURITY AGREEMENT ("AGREEMENT") is executed effective as of October 31, 1998, by and among DIGITAL ASSET MANAGEMENT, INC., a Delaware corporation whose principal place of business and chief executive office is located at 67 Stonehedge, Greenwich, CT 06831, Attn: Dean Eaker ("DEBTOR"), ACXIOM CORPORATION, a Delaware corporation whose mailing address is 301 Industrial Boulevard, P. O. Box 2000, Conway, AR 72033-2000, Attn: Mark Theilken ("ACXIOM"), PC411, INC., a Delaware corporation whose mailing address is 100 SE Second Street, 32nd Floor, Miami, FL 33131, Attn: J. Bryant Kirkland III ("PC411"), and DEAN EAKER, an individual citizen and resident of Connecticut whose mailing address is 67 Stonehedge Drive, Greenwich, CT 06831 ("EAKER"). (Acxiom, PC411, and Eaker shall each hereinafter be referred to individually as a "SECURED PARTY" and collectively as the "SECURED PARTIES").

                              W I T N E S S E T H:

         WHEREAS, Debtor has requested that Secured Parties provide Debtor with a line of credit in the aggregate amount of Eight Hundred Thousand Dollars ($800,000.00), bearing interest at the short-term Applicable Federal Rate per annum, as published by the Internal Revenue Service on the date funds are advanced pursuant hereto, from the date monies are advanced until the earlier of when paid or Maturity, to be funded 50% ($400,000.00) by Acxiom, 25% ($200,000.00) by PC411, and 25% ($200,000.00) by Eaker (the "LOAN"), all in
accordance with the terms hereof and of the Promissory Notes (hereinafter defined);

         WHEREAS, Debtor has made certain representations and warranties to each Secured Party in the Stock Purchase Agreement executed by and among Debtor, PC411 and Acxiom of even date herewith; and

         WHEREAS, to secure payment of the Loan and all other contractual obligations of Debtor to each Secured Party hereunder, and all renewals, amendments, modifications, extensions and refinancings thereof, and all future advances of the Loan, Debtor has agreed to grant to Secured Parties a security interest in the Collateral (as hereinafter defined).

         NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and in exchange for the mutual promises and covenants contained herein, the parties hereto, intending to be legally bound, agree as follows:

         1. DEFINITIONS. For purposes of this Agreement, the capitalized terms used herein shall have the following meanings, unless the context otherwise specifically requires:

                  (a) "AGENT" shall mean Acxiom, its successors in interest and assigns, as collateral agent for itself, PC411, and Eaker.

                  (b) "COLLATERAL" shall mean and refer to all of the Debtor's property, real and personal, tangible and intangible, wherever located including, but not limited to the following:

                           (i) all equipment, machinery, furniture, furnishings,
supplies, fixtures, motor vehicles and any and all other tangible personal property, and all additions, accessions, replacements and substitutions with respect thereto, presently owned or hereafter acquired by Debtor (hereinafter collectively referred to as the "EQUIPMENT"), including without limitation the property described on EXHIBIT A attached hereto and incorporated herein by reference;

                           (ii) cash, cash equivalents and marketable
securities;

                           (iii) all accounts, accounts receivable, contracts
and contract rights, chattel paper, documents, documents of title, instruments, customer lists, and other forms of obligation and rights to the payment of money or other property, presently owned or hereafter acquired by Debtor, together with all books and records pertaining thereto whether recorded on paper, diskettes or in magnetic or other computer format (hereinafter collectively referred to as the "ACCOUNTS");

                           (iv) all of Debtor's inventory, including all goods,
merchandise, materials, components, supplies, work in process, finished goods, packaging materials, promotional materials and other tangible personal property presently owned or hereafter acquired by Debtor and held for sale, lease, consumption or other use in Debtor's business, and all additions, accessions, replacements and substitutions with respect thereto (hereinafter collectively referred to as the "INVENTORY");

                           (v) all copyrights, trademarks, service marks,
tradenames, logos, marketing plans and models, databases, licenses and all other intellectual property and proprietary rights of Debtor relating to Debtor's business, and all registrations thereof, and the goodwill associated therewith, and all additions, enhancements, replacements and substitutions thereto, presently existing or hereafter acquired or developed, including, without limitation, the items listed on EXHIBIT B attached hereto and incorporated herein by reference (hereinafter collectively referred to as "INTELLECTUAL PROPERTY");

                           (vi) general intangibles presently owned or hereafter
acquired by Debtor; and

                           (vii) all the proceeds (including proceeds from
insurance) and products from any of the foregoing items of collateral along with any warranty, indemnity, guaranty or other rights related thereto.

                  (c) "DEBTOR" shall mean and refer to DIGITAL ASSET MANAGEMENT, INC., a Delaware corporation, and its successors in interest.

                  (d) "EMPLOYMENT AGREEMENT" shall mean that certain Employment Agreement, dated as of the date hereof, by and between Debtor and Eaker.

                  (e) "KEY EMPLOYEES" shall mean Dean Eaker, Ed Fleiss, Joshua Blumethal, Keith Goodman and Bruce Biegel, each of whom is an individual with an employment agreement with Debtor and a common stockholder of Debtor.

                  (f) "PERSON" shall mean and refer to any individual, corporation, partnership, association, limited liability company, trust, estate or other entity.

                  (g) "PROMISSORY NOTES" shall mean and refer to the respective promissory notes executed by Debtor as maker of even date herewith in the original aggregate principal amount of $800,000.00, each payable to one of the Secured Parties as payee, and each payable with interest at the short-term Applicable Federal Rate per annum, as published by the Internal Revenue Service on the date funds are advanced, from the date of each principal advance to the earlier of the date of full payment or maturity, and thereafter if not paid at the rate of ten percent (10%) per annum, and any amendments, modifications, extensions, renewals or refinancings thereof.

                  (h) "SECURED DEBT" shall mean and refer to (i) all amounts payable to Secured Parties pursuant to the respective Promissory Notes (including principal and interest), and pursuant to any amendments, modifications, renewals, extensions or refinancings thereof; (ii) all future advances from each Secured Party to Debtor; (iii) any liabilities or obligations of Debtor arising under this Agreement; and (iv) all costs and expenses of collecting the foregoing, or in preserving, protecting or realizing upon the Collateral, including attorneys' fees, court costs and other legal expenses.

                  (i) "SECURED PARTY" shall mean and refer to each of Acxiom, PC411 and Eaker, and their respective successors in interest, heirs and assigns.

                  (j) "STOCK PURCHASE AGREEMENT" shall mean that certain Stock Purchase Agreement dated as of October 31, 1998 by and among Acxiom, PC411 and Debtor.

                  (k) "SHAREHOLDERS AGREEMENT" shall mean that certain Shareholders Agreement executed of even date herewith by and among all of the common stockholders and preferred stockholders of Debtor, including but not limited to each of the Secured Parties.

                  (l) "UCC" shall mean and refer to the Uniform Commercial Code, as amended, in effect under the laws of the State of Connecticut.

                  (m) "VOTING AGREEMENT" shall mean that certain Voting Agreement executed on October 31, 1998 by and among Debtor, Secured Parties and Key Employees.

         2. CONDITIONS PRECEDENT TO ADVANCES. Each Secured Party agrees and commits to advance its proportionate share of the Loan to Debtor as set forth herein and in the Promissory Notes when and for so long as Debtor is in compliance with each of the following conditions precedent to advances ("CONDITIONS TO ADVANCES"):

                  (a) Debtor continues to conform to and meet the goals and objectives of the approved business plan, a copy of which is attached hereto as Exhibit A (hereinafter the "Business Plan");

                  (b) No Key Employee of Debtor is in breach under his respective employment agreement with Debtor;

                  (c) Unless otherwise agreed to in writing by Secured Party, all Key Employees of Debtor are still employed by Debtor;

                  (d) There then exists no material adverse change in the business or financial condition of Debtor;

                  (e) There then exists no breach of or default by Debtor under this Agreement, the Voting Agreement, the Shareholders Agreement, the Stock Purchase Agreement or any other agreements by and between the parties relating to this transaction;

                  (f) Debtor has, with each request for an advance, advised Acxiom, as agent for the Secured Parties, of the purpose(s) for which the Loan proceeds are to be used, Acxiom has, in its sole discretion, approved of such use of Loan proceeds, and the prior proceeds of the Loan have to date been used for no other purpose than those previously approved by Acxiom;

                  (g) Debtor has good title to the Collateral free and clear of all liens and other security interests, and has possession of the Equipment and other tangible Collateral and holds all Accounts, including books and records pertaining thereto, Inventory and other Collateral, or evidence of Intellectual Property and other intangible Collateral at the addresses set forth on Exhibit C or at such other addresses that Debtor has notified Secured Party in writing;

                  (h) Debtor's representations and warranties in this Agreement are true and correct on the date of each request for an advance; and

                  (i) Debtor has executed and delivered such agreements, documents and instruments as may be reasonably requested by Secured Parties.

         3. ORDER OF LOAN ADVANCEMENT. Each Secured Party shall advance funds as provided in the Promissory Notes, in the following order of advancement ("ORDER OF ADVANCEMENT"):

                  (a) The initial four hundred thousand dollars ($400,000) shall be funded equally and simultaneously by Acxiom and PC411, with each party agreeing to advance fifty percent (50%) of each request for an advance until such time as both parties have each advanced two hundred thousand dollars ($200,000.00).

                  (b) After the first $400,000 has been funded as provided in
Section 3(a), the remaining four hundred thousand dollars ($400,000) shall be funded equally and simultaneously by Acxiom and Eaker, with each party agreeing to advance fifty percent (50%) of each request for an advance until such time as both parties have each advanced two hundred thousand dollars ($200,000.00).

         Each Secured Party hereby agrees to advance such funds to Debtor subject to the Conditions to Advances set forth in Section 2 hereof.

         4. APPLICATION OF PAYMENTS. All payments on the Loan shall be made and applied according to and consistently with the Order of Advancement of such funds, with all payments on the Loan being applied first, 50/50, to funds advanced by Acxiom and PC411 pursuant to Section 3(a) hereof, and after said funds have been repaid in full, all payments on the Loan shall be applied, 50/50, to funds advanced by Acxiom and Eaker pursuant to Section 3(b) hereof.

         5. GRANT OF SECURITY INTEREST. As security for the full and timely payment of all of the Loan and the Secured Debt, Debtor hereby assigns and grants to Acxiom, its successors in interest and assigns, as agent for all Secured Parties including itself ("AGENT"), a continuing first priority lien and security interest in and to all of Debtor's right, title and interest in and to the Collateral; TO HAVE AND TO HOLD unto Agent, forever, or until the full payment, discharge and satisfaction of all of the Promissory Notes and other outstanding Secured Debt and termination of this Agreement of record by Agent. In addition to the rights and remedies set forth herein, Agent shall have all of the rights and remedies of a secured party under the UCC.

         6. REPRESENTATIONS AND WARRANTIES OF DEBTOR. Debtor hereby represents and warrants to each Secured Party as follows:

                  (a) ORGANIZATION AND GOOD STANDING. Debtor is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware with full power and authority to execute, deliver and perform its agreements and obligations under this Agreement and to own and operate its properties and to carry on its business as presently conducted and anticipated. On the date of any advance of funds pursuant to this Agreement, Debtor shall be duly qualified as a foreign corporation to transact business, and shall be in good standing in every state or other jurisdiction where the character of its properties owned and leased, or the nature of its activities makes such qualification necessary under applicable law.

                  (b) AUTHORITY. Debtor has the requisite power and authority to enter into this Agreement and to execute and deliver the Promissory Notes, and to perform its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the respective Promissory Notes by Debtor have been duly authorized by all necessary action on the part of Debtor and its shareholders, and no other proceedings on the part of Debtor are necessary to authorize the execution, delivery and performance of this Agreement or the Promissory Notes or the other agreements or contracts related hereto.

                  (c) VALIDITY. This Agreement and the Promissory Notes have been duly executed and delivered by Debtor and constitute the legal, valid, and binding obligations of Debtor, enforceable against Debtor in accordance with their respective terms.

                  (d) NO VIOLATIONS. Neither the execution, delivery or performance of this Agreement or the Promissory Notes, nor the compliance by Debtor with any of the provisions hereof or thereof, (i) violate, conflict with, or constitute a breach or default under (or an event which, with notice, lapse of time or both, would constitute a breach or default), or give rise to any right of termination or acceleration, or result in the creation of any lien, security interest, charge or encumbrance upon any property of Debtor (other than in favor of each Secured Party), under Debtor's Certificate of Incorporation, Bylaws, or other agreement, document, note, mortgage, indenture, deed of trust, license, agreement or other instrument or obligation to which Debtor is a party or by which it or any of its property may be bound or subject, or (ii) violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to Debtor or any of its property.

                  (e) NO CONSENT. No notice to, filing with, or authorization, consent or approval of any governmental agency or other third party is necessary or required in connection with the execution, delivery or performance of this Agreement or the respective Promissory Notes by Debtor, other than the filing of customary UCC financing statements in such states where Debtor's property is located, and any other filings necessary to perfect the security interest in Collateral which is not covered by the UCC:

                  (f) TITLE. Except for the security interest granted to Agent hereunder, Debtor is the sole owner of the Collateral and has good, valid and marketable title thereto, free and clear of any and all liens, security interests, claims, encumbrances and adverse rights or interests whatsoever. Debtor has not executed any financing statement that remains in effect with respect to all or any portion of the Collateral save and except the financing statements executed in favor of Agent in connection with this Agreement.

                  (g) FIRST PRIORITY SECURITY INTEREST. The security interest granted to Agent hereunder constitutes a valid and continuing first priority lien and security interest in the Collateral in favor of Agent.

                  (h) DEBTOR'S NAME AND ADDRESS. Debtor's current exact name, and the address of its principal place of business and chief executive office, are as set forth in the introductory paragraph of this Agreement. Debtor does not transact business under any other name other than "PC411" or at any other address. Debtor agrees to give each Secured Party prior written notice of any change in Debtor's name and/or address or any additional names under which Debtor intends to transact business.

                  (i) POSSESSION AND LOCATION OF THE COLLATERAL. The Collateral is and shall remain in the exclusive possession and control of Debtor at its business addresses referenced on Exhibit C, and except for the relocation of the portion of the Collateral located in California to Connecticut and except in the ordinary course of business, Debtor shall not transfer possession of or relocate all or any portion of the Collateral without each Secured Party's prior written consent, which shall not be unreasonably withheld or delayed.

                  (j) LITIGATION. There is no litigation, action, suit, proceeding, claim or investigation pending, or to the knowledge of Debtor threatened, against Debtor or with respect to all or any portion of the Collateral.

                  (k) NO DEFAULTS. Debtor is not in breach or default (and no event has occurred which with notice, lapse of time or both would constitute a breach or default) under any note, mortgage, indenture, deed of trust, license, agreement or other instrument to which Debtor is a party or is otherwise bound or with respect to any judgment, ruling, order, writ, injunction or decree of any court or governmental authority applicable to Debtor or its property.

                  (l) TAX RETURNS. Debtor has timely and properly filed all tax returns and reports required by applicable law to be filed with the appropriate governmental agencies and has paid all taxes required to be shown as due and payable on such returns and reports and has timely paid all tax assessments made against it by any governmental authority with respect to its assets, properties, income or business.

                  (m) BOOKS AND RECORDS. All books, records and documents relating to the Collateral are and shall continue to be true, correct, complete and genuine in all material respects, and are and shall be kept and maintained at the address set forth in the introductory paragraph of this Agreement. Debtor agrees to give each Secured Party prior written notice of any change in the address at which Debtor intends to keep and maintain its books and records.

         7.       DEBTOR'S COVENANTS.

                  (a) AFFIRMATIVE COVENANTS. Debtor covenants and agrees with each Secured Party that so long as this Agreement is in effect, Debtor will perform and observe each of the following covenants:

                           (i) Debtor will timely pay all amounts due and
payable under the respective Promissory Notes pursuant to the terms thereof.

                           (ii) Debtor will preserve and maintain the tangible
Collateral in good working order, condition and repair, ordinary wear and tear excepted, and will replace any worn out or obsolete tangible Collateral with suitable replacement tangible Collateral of at least equal value and function to the extent Secured Party deems such Collateral necessary for Debtor to continue its business.

                           (iii) Debtor will provide to each Secured Party from
time to time, upon request, a listing of the Collateral specifying the physical location and the current condition of each item thereof and permit each Secured Party to inspect the Collateral upon reasonable notice during normal business hours.

                           (iv) Debtor will diligently defend the Collateral
against any and all claims and demands whatsoever which are adverse to the interest of Debtor or any Secured Party.

                           (v) Debtor will furnish to each Secured Party from
time to time, upon request, all books and records and other information concerning the Collateral and will allow each Secured Party or its agents to inspect and copy, or will furnish each Secured Party with copies of, all such books and records and other information pertaining to the Collateral.

                           (vi) Debtor will execute and deliver to Agent,
promptly upon request, appropriate UCC financing statements in customary recordable form necessary to properly perfect the security interest granted hereby.

                           (vii) Upon request of each Secured Party, Debtor will
promptly execute and deliver to Agent, with a copy to each Secured Party, any and all such further instruments and documents and shall take such further action requested by each Secured Party as may be necessary or desirable in the reasonable judgment of each Secured Party to retain, maintain and perfect the first priority perfected security interest granted herein.

                           (viii) Debtor will use the Collateral only in
connection with its business, and for no other purpose, without the prior written consent of each Secured Party.

                           (ix) Debtor will promptly notify each Secured Party
of any material change in any fact or circumstance warranted or represented by Debtor in this Agreement or if any Event of Default (as hereinafter defined) occurs.

                           (x) Unless otherwise permitted by the Debtor's Board
of Directors in writing, Debtor will insure the tangible Collateral at its expense, and will maintain with sound and reputable insurance companies reasonably satisfactory to each Secured Party, insurance policies with respect to all of such insurable Collateral against risk of fire, storm, theft, vandalism and other customary insurable casualties in an amount equal to the full insurable fair market value thereof. Such insurance shall be payable to Agent and Debtor as their interests may appear, and all policies of insurance shall provide for prior notice to each Secured Party of any cancellation. Upon execution of this Agreement, and prior to the expiration date of any such policy of insurance, Debtor shall furnish to each Secured Party a certificate or other evidence satisfactory to each Secured Party verifying that the foregoing insurance is in full force and effect. In case of loss, Agent shall be entitled to receive the insurance proceeds and apply them according to the Application of Payments terms set forth in Section 4 above; provided, however, if an Event of Default (as hereinafter defined) has not occurred, the insurance proceeds may be applied by Debtor to the replacement and repair of the Collateral in a manner reasonably acceptable to each Secured Party. Debtor hereby authorizes Agent, after an Event of Default has occurred, to act as Debtor's attorney-in-fact and agent for purposes of settling any claims in connection with said insurance and to endorse any check or draft in connection therewith for and on behalf of Debtor for the purpose of protecting the Secured Parties' security interest in the Collateral and the full and timely payment of all of the Secured Debt.

                           (xi) Debtor will promptly pay when due all taxes
assessed on or with respect to the Collateral and will timely and properly file all tax returns and reports required by applicable law to be filed by Debtor with the appropriate governmental agency and will pay all taxes required to be paid by Debtor as and when due, along with all assessments made against Debtor or the Collateral by any governmental authority.

                           (xii) Debtor will maintain its existence, in good
standing, in the jurisdiction of its organization, and in each other jurisdiction in which Debtor is required by applicable law to be qualified as a foreign corporation.

                           (xiii) Unless otherwise agreed by each of the Secured
Parties in writing, Debtor will furnish to each Secured Party within thirty (30) days after the close of each calendar month, copies of Debtor's unaudited profit and loss statement for the month then ended along with its balance sheet as of the close of such calendar month, all prepared in accordance with generally accepted accounting principles, consistently applied. Within sixty (60) days after the close of each fiscal year, Debtor will furnish each Secured Party with copies of its audited financial statements, all prepared in accordance with generally accepted accounting principles consistently applied.

                           (xvi) Debtor will maintain good and reliable records,
in accordance with prudent business practices, with respect to its Accounts, and will furnish to each Secured Party, upon request, a reconciliation of all Accounts, including an aging of the Accounts, and such other information as each Secured Party may reasonably request. Debtor agrees to stamp, in a form and manner reasonably satisfactory to each Secured Party, Debtor's Accounts ledger and other books and records pertaining to the Accounts, with an appropriate reference to the fact that the Accounts and the proceeds thereof have been assigned as collateral to Agent.

                  (b) NEGATIVE COVENANTS. Debtor further covenants and agrees with each Secured Party that so long as this Agreement is in effect, Debtor will not, without the prior written consent of each Secured Party:

                           (i) sell, pledge, lease, license, encumber, transfer,
hypothecate or otherwise dispose of all or any portion of the Collateral, except for fair value in the ordinary course of business or Collateral which has been disposed of because it is obsolete or damaged;

                           (ii) sign or file, or authorize the signing or filing
of, any document or
instrument creating or perfecting any other security interest or lien in all or any portion of the Collateral except in favor of Agent as required hereby and except for the Loan and Security Agreement, dated of the date hereof between Debtor and Acxiom, and any documents and instruments executed in connection therewith;

                           (iii) use or permit the Collateral to be used in any
manner which could create waste or constitute a violation of any applicable statute, rule, regulation, ordinance or order applicable to Debtor or the Collateral;

                           (iv) consummate or enter into any agreement to
consummate any merger or consolidation or acquisition of all or any substantial part of the assets of any Person;

                           (v) sell, license, lease or otherwise transfer or
dispose of all or substantially all of its assets;

                           (vi) except for the endorsement of checks for
collection in the ordinary course of business, incur, assume, guarantee, endorse, purchase, or otherwise become or remain liable with respect to any indebtedness, obligation or other liability of any other Person, including without limitation, any officer or owner of Debtor or any affiliate thereof;

                           (vii) declare any dividends on, or make any payment
or distribution with respect to any ownership interest in Debtor, or in connection with the purchase, redemption or other acquisition of any capital or other ownership interest of Debtor or make any other distribution in respect thereof, directly or indirectly, in cash or property, except as permitted by the Bylaws and in a manner which would not individually or in the aggregate likely impair the ability of Debtor to satisfy in full all of the Secured Debt;

                           (viii) release or terminate any rights of material
value; or

                           (ix) otherwise take or omit to take any action which
would cause Debtor to be unable to pay in full the Secured Debt in accordance with the terms of the Promissory Notes.

         8. EVENTS OF DEFAULT. The occurrence of any one or more of the following shall constitute an "EVENT OF DEFAULT" hereunder:

                  (a) nonpayment of any portion of the principal or interest under any of the Promissory Notes within ten (10) days after the due date thereof;

                  (b) the occurrence of any other event which would permit a holder of any Promissory Note to accelerate payment thereof;

                  (c) the breach by Debtor of any representation, warranty, covenant or other agreement contained herein or in any certificate, report or other document delivered by Debtor to any Secured Party pursuant to this Agreement and failure to cure same to the reasonable satisfaction of each Secured Party within ten (10) days after written notice thereof;

                  (d) any other material debt or obligation of Debtor becoming or being declared due and payable prior to the express maturity thereof or not having have been paid as and when due, unless Debtor is contesting such liability in good faith by appropriate proceedings;

                  (e) Debtor (i) suspending or discontinuing its business, (ii) making an assignment for the benefit of creditors, (iii) generally not paying its debts as such they become due, (iv) admitting in writing an inability to pay its debts as they become due, (v) filing a voluntary petition in bankruptcy,
(vi) becoming insolvent, (vii) filing any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment of its debts or for liquidation, dissolution or other similar relief, (viii) petitioning or applying to any court for any receiver, custodian, or trustee for all or substantially all of its assets or be the subject of any such proceeding filed against it,
(ix) filing an answer admitting or not contesting the material allegations of any such petition filed against it or any order, judgment, or decree approving such petition in any such proceeding, (x) seeking, approving, consenting to, or acquiescing in any such proceeding for the appointment of any such trustee, receiver, custodian, liquidator or agent for it or any substantial part of its property or if an order is entered appointing any such trustee, receiver, custodian, liquidator or agent, or (xi) taking any formal action for the purpose of effectuating any of the foregoing;

                  (f) an order for relief being entered under the United States Bankruptcy laws or if any other decree or order is entered by a court having jurisdiction (i) adjudging Debtor a bankrupt or insolvent, (ii) approving as properly filed a petition seeking reorganization, liquidation, arrangement, adjustment or composition of Debtor or its property under the United States bankruptcy laws or any other applicable federal or state law, (iii) appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for the Debtor or for any substantial part of Debtor's property, or (iv) ordering the winding up or liquidation of the affairs of Debtor;

                  (g) any judgment or decree against Debtor remaining unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of ten
(10) days or more; or

                  (h) any other event or circumstance which causes any Secured Party to reasonably believe that the prospect for payment of all of the Secured Debt is impaired and because of which any Secured Party reasonably declares itself insecure.

         9. RIGHTS OF SECURED PARTIES AND AGENT UPON THE OCCURRENCE OF AN EVENT OF DEFAULT.

                  (a) Upon the occurrence of an Event of Default, and at any time thereafter, any Secured Party may, at its option, declare the Promissory Note payable to it and any other then outstanding Secured Debt owed to it immediately due and payable notwithstanding any of the terms thereof (in which event all the Promissory Notes shall simultaneously therewith become due and payable), whereupon Agent may exercise any rights and remedies available to it or any Secured Party under this Agreement, under the UCC, or otherwise available at law or in equity, including, without limitation, the right to enter upon any of the premises of Debtor, with or without process of law, and take immediate possession of and remove the Collateral or any part thereof and collect and receive all income, revenues, payments and proceeds therefrom, and to exercise all of Debtor's rights with respect thereto. Upon the occurrence of an Event of Default, and at any time thereafter, Debtor shall, upon Agent's request, assemble the Collateral (and all books, records and documents relating thereto) and make such items available to Agent at a place designated by Agent which is reasonably convenient to both parties. Without removal, Agent may render any Equipment or other tangible Collateral unusable and may dispose of such Equipment or other tangible Collateral at Debtor's business premises as provided under the UCC.

                  (b) Upon the occurrence of an Event of Default, and at any time thereafter, Agent may, at its option, sell, lease, license or otherwise dispose of all or any portion of the Collateral (and/or exercise any of Debtor's rights with respect thereto) in any commercially reasonable manner. Disposition of the Collateral may be made by any one or more public or private proceedings upon any one or more contracts. Any such sale or disposition may be made in whole, in part, in units, or in parcels, and at any time and place reasonably designated by Agent. Any such sale or disposition may be for cash, upon credit, or upon such other terms and conditions as Agent may reasonably determine.

                  (c) Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, reasonable notification of the time and place of any public sale or reasonable notification of the time after which any private sale or other intended disposition is to be made shall be sent by Agent to Debtor unless Debtor after the occurrence of an Event of Default shall have signed a statement renouncing or modifying its right to notification of sale. The requirements of a reasonable notice hereunder shall be met if such notice is mailed by ordinary mail, postage prepaid, addressed to Debtor at its business address described herein, at least ten (10) days before the time of such sale or disposition.

                  (d) The Secured Parties, individually or through their Agent, shall have the right to buy all or any portion of the Collateral at any public sale and if the Collateral is of the type customarily sold in a recognized market or is of a type which is the subject of widely distributed price quotations, the Secured Parties may purchase all or any part of the Collateral at any private sale.

                  (e) Debtor acknowledges that when all or any portion of the Collateral is disposed of by Agent after the occurrence of an Event of Default, such disposition shall transfer to any purchaser for value all of Debtor's rights and interests therein and any such purchaser shall take free of all rights and interests of Debtor in such property.

                  (f) Upon the occurrence of an Event of Default, and at any time thereafter, Agent shall have the right to notify persons obligated to Debtor on any accounts to make payment thereof directly to Agent and Agent may take control of all the proceeds of the accounts. After the occurrence of an Event of Default, Debtor will not, without the prior written consent of the Secured Parties, grant any extension of the time for payment of any of the accounts receivable, compromise or settle any accounts receivable for less than the full amount thereof, or release wholly or partly any person liable for the payment thereof or allow any credit or discount whatsoever thereon.

         10. APPLICATION OF PROCEEDS AND DEFICIENCY. The proceeds of any disposition of all or any portion of the Collateral shall be applied in the following order:

                  (a) First, to the payment of all reasonable expenses of retaking, holding, preparing the Collateral for sale, lease or license, and selling, leasing, licensing or otherwise disposing of the Collateral, including without limitation reasonable attorney's fees and other reasonable costs incurred by Agent in connection therewith;

                  (b) Second, to the full and complete satisfaction and payment of the Promissory Notes and all other then outstanding Secured Debt, according to the Order of Advancement made by the respective Secured Parties;

                  (c) Third, to the satisfaction of any indebtedness secured by any subordinate security interest in the Collateral if written notification of demand therefor is received by Agent before distribution of the proceeds is completed; and

                  (d) Fourth, any surplus shall be remitted by Agent to Debtor within thirty (30) days after payment of all of the foregoing. In the event there is a surplus and any other person makes a claim to the surplus amount, Agent may hold said sum (without liability for interest or otherwise) or institute an interpleader action and deposit said sum with an appropriate court of competent jurisdiction until such time as the rights in such surplus are fully and finally determined by a final nonappealable decision of a court of competent jurisdiction or by agreement of all interested parties.

         To the extent the proceeds from the disposition of the Collateral are insufficient to satisfy items 10(a) and (b) above, Debtor shall remain liable to each Secured Party for the payment of such deficiency, with interest equal to the greater of (i) the interest rate on the Promissory Note in question and (ii) ten percent (10%) per annum.

         11. POWER OF ATTORNEY. Debtor hereby makes, constitutes and appoints Agent as its true and lawful agent and attorney in fact, with full power of substitution, and in Debtor's name, place and stead after the occurrence of an Event of Default
(i) to collect, pursue collection of, and receive payment for any and all income, proceeds or payments with respect to any Collateral and to exercise any and all of Debtor's rights relating thereto; (ii) to endorse the name of Debtor upon any notes, checks, acceptances, drafts, money orders, instruments or other documents relating to the Collateral, or the income, proceeds or payments with respect thereto, (iii) to exercise, waive, sue for, settle, adjust, or compromise any claims or rights with respect to the Collateral; and (iv) to take any action in the name and on behalf of Debtor to fulfill any representation, warranty, covenant or agreement of Debtor contained herein or as may be necessary or appropriate to carry out the purposes and intent of this Agreement and to perfect and protect Agent's security interest in the Collateral and its rights therein. Debtor agrees that neither Agent, any other Secured Party, nor any of their agents, designees, officers or employees will be liable for any acts of commission or omission, or for any error of judgment or mistake of facts or law with respect to the exercise of said power of attorney save and except fraud, gross misconduct, or a knowing violation of law. The power of attorney granted herein is coupled with an interest and shall be irrevocable during the term of this Agreement.

         12. DURATION. This Agreement shall continue in full force and effect, and the security interest granted hereby and the representations, warranties, covenants and obligations of Debtor hereunder and all the terms, conditions and provisions hereof shall continue to be fully operative until the latest of (i) the time when Debtor shall have fully paid and discharged all sums due and payable pursuant to the Promissory Notes and any other outstanding Secured Debt,
(ii) the receipt of at least $1,250,000 of additional capital through the sale of the Debtor's Preferred Stock to one or more investors at a price of at least $1,000 per share, or (iii) Agent shall release the security interests of record by recording a UCC termination statement in all offices where UCC financing statements were filed to perfect same. Debtor agrees that to the extent a payment or payments to Agent or any Secured Party is subsequently invalidated, set aside or otherwise required to be repaid, the obligation or part thereof intended to be satisfied, this Agreement and the security interest in the Collateral granted to Agent hereby, shall be revived and continued in full force and effect as if said payment had not been made and as if there had been no termination of this Agreement.

         13.      MISCELLANEOUS.

                  (a) ASSIGNMENT. This Agreement and the rights, obligations and duties of Debtor hereunder shall not be assignable or otherwise transferable by Debtor.

                  (b) FEES OF LEGAL COUNSEL. In the event any of the Secured Parties shall employ legal counsel to protect its rights hereunder or to enforce any term or provision hereof or to protect its interest in the Collateral, such attorney's fees and other legal expenses shall become part of the Secured Debt and shall be payable by Debtor to each Secured Party upon demand, with interest from the date of demand until paid at the rate of ten percent (10%) per annum.

                  (c) FURTHER ASSURANCES. Debtor agrees that from time to time hereafter, upon request, it will execute, acknowledge and deliver such other instruments and documents and take such further action as may be reasonably necessary to carry out the intent of this Agreement.

                  (d) MODIFICATION. No term or provision contained herein may be modified, amended or waived except by written agreement or consent signed by the party to be bound thereby.

                  (e) BINDING EFFECT AND BENEFIT. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto, their successors in interest and permitted assigns.

                  (f) HEADINGS AND CAPTIONS. Subject headings and captions are included for convenience purposes only and shall not affect the interpretation of this Agreement.

                  (g) NOTICE. All notices, requests, demands and other communications permitted or required hereunder shall be in writing, and either
(i) delivered in person, (ii) sent by express mail or other overnight delivery service providing receipt of delivery, (iii) mailed by certified or registered mail, postage prepaid, return receipt requested or (iv) sent by facsimile transmission as follows:

                  If to Debtor, addressed or delivered in person to:

                           Digital Asset Management, Inc.
                           67 Stonehedge Drive
                           Greenwich, CT  06831
                           Attn:  Dean Eaker, President
                           Fax:  203-531-4249

                  With a copy to:

                           Kronish, Lieb, Weiner & Hellman, LLP
                           1114 Avenue of the Americas
                           New York, NY  10036-7798
                           Attn:  Chet F. Lipton, Esq.
                           Fax:  212-479-6275

                  If to Agent or any Secured Party, addressed or delivered in person to:

                           Acxiom Corporation
                           301 Industrial Boulevard
                           P.O. Box 2000
                           Conway, AR 72033-2000
                           Attn:  Mark Theilken, Group Leader
                           Fax:  501-336-3910

                  With a copy to:

                           Friday, Eldredge & Clark
                           2000 First Commercial Building
                           400 West Capitol Avenue
                           Little Rock, Arkansas  72201
                           Attention:  Carla G. Spainhour, Esq.
                           Fax:  501-376-2147

                  and

                           PC411, Inc.
                           100 SE Second Street, 32nd Floor
                           Miami, FL  33131
                           Attn:  J. Bryant Kirkland III
                                    Vice President and Chief Financial Officer
                           Fax: 305-579-8022

                  With a copy to:

                           Morse, Zelnick, Rose & Lander
                           450 Park Ave.
                           New York, NY  10022-2605
                           Attn:  Joel J. Goldschmidt, Esq.
                           Fax:  212-838-9190

                  and

                           Dean Eaker
                           67 Stonehedge Drive
                           Greenwich, CT  06831
                           Fax: 203-531-4249

                  With a copy to:

                           Kronish, Lieb, Weiner & Hellman, LLP
                           1114 Avenue of the Americas
                           New York, NY  10036-7798
                           Attn:  Chet F. Lipton, Esq.
                           Fax:  212-479-6275

                  or to such other address as any party may designate by like notice.

                  Any such notice or communication, if given or made by prepaid, registered or certified mail or by recorded express delivery, shall be deemed to have been made when actually received, but not later than three (3) business days after the same was properly posted or given to such express delivery service, and if made properly by facsimile transmission such notice or communication shall be deemed to have been made at the time of dispatch.

                  (h) SEVERABILITY. If any portion of this Agreement is held invalid, illegal or unenforceable, such determination shall not impair the enforceability of the remaining terms and provisions herein, which shall remain effective, and to this end this Agreement is declared to be severable.

                  (i) TIME FOR PERFORMANCE. Time is of the essence in this Agreement.

                  (j) WAIVER. No waiver of a default, breach or other violation of any provision of this Agreement shall operate or be construed as a waiver of any subsequent default, breach or other violation or limit or restrict any right or remedy otherwise available. No delay or omission on the part of Agent or any Secured Party to exercise any right or power arising by reason of a default shall impair any such right or power or prevent its exercise at any time during the continuance of such default.

                  (k) RIGHTS AND REMEDIES CUMULATIVE. The rights and remedies of each Secured Party expressed herein are cumulative and not exclusive of any rights and remedies otherwise available.

                  (l) GENDER AND PRONOUNS. Throughout this Agreement, the masculine shall include the feminine and neuter and the singular shall include the plural and vice versa as the context requires.

                  (m) ENTIRE AGREEMENT. This Agreement, the Promissory Notes, and the other agreements and documents herein referenced constitute the entire agreement of the parties and supersede any and all other prior agreements, oral or written, with respect to the subject matter contained herein.

                  (n) GOVERNING LAW. This Agreement shall be subject to and governed by the laws of the State of Connecticut.

                  (o) INCORPORATION BY REFERENCE. All exhibits and documents referred to in this Agreement shall be deemed incorporated herein by any reference thereto as if fully set out.

                  (p) COUNTERPARTS. This Agreement may be executed in one or more counterparts (all counterparts together reflecting the signature of all parties) each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

                  (q) AUTHORITY. Each individual signing this Agreement in a representative capacity acknowledges and represents that he/she is duly authorized to execute this Agreement in such capacity in the name of, and on behalf of, the designated corporation, partnership, limited liability company, or other entity.

                  (r) DEBTOR'S FAILURE TO PAY COSTS OR EXPENSES. If Debtor fails to pay any cost or expense required hereunder to be paid by Debtor, (including, without limitation, insurance and taxes) any Secured Party may, at its option, pay such cost or expense on behalf of Debtor, and in such event the amount so paid by that Secured Party shall become part of that Secured Party's Secured Debt hereunder and shall be payable by Debtor to that Secured Party upon demand, with interest at the rate of ten percent (10%) per annum until paid.

                  14. OPINION OF COUNSEL. As a condition to each Secured Party's obligation to fund the Loan contemplated hereby, Debtor shall deliver to each Secured Party opinions from legal counsel in a form substantially similar to that attached hereto as Exhibits A and B, respectively.

                  15.1 APPOINTMENT, POWERS AND IMMUNITIES. Each Secured Party hereby irrevocably appoints and authorizes Agent to act as its agent with respect to the Collateral, with such powers as are specifically delegated to the Agent by the terms of this Agreement together with such other powers as are reasonably incidental thereto. The Agent shall have no duties or responsibilities or authority except those expressly set forth in this Agreement and shall not be a trustee for the Secured Parties or otherwise owe a fiduciary duty to the other Secured Parties. The Agent shall not be responsible to Secured Parties for any recitals, statements, representations or warranties contained in this Agreement, the Notes, or any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other document referred to or provided for herein or for the collectibility of the Loans or for the validity or effectiveness of any assignment, mortgage, pledge, security agreement, financing statement, document or instrument, or for the filing, recording, re-filing, continuing or re-recording of any document or for any failure by Debtor to perform any of its agreements, covenants or obligations hereunder. Agent may, employ agents and attorneys-in-fact and shall not be answerable, except as to money or securities received by it or its authorized agents in exchange for Collateral, for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Neither Agent nor any of its directors, officers, employees or agents shall be responsible to Secured Parties for any action taken or omitted to be taken by it or them hereunder in connection herewith or therewith, except for its or their own gross negligence or willful misconduct.

                  15.2 RELIANCE BY AGENT. Except to the extent that such reliance constitutes gross negligence or willful misconduct, Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telecopier, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper person or persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by Agent. As to any matters not expressly provided by this Agreement or the other instruments and agreements executed in connection with the Loan, Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with written instructions signed by the Secured Parties.

                  15.3 EVENTS OF DEFAULT. Agent shall not be deemed to have knowledge of the occurrence of a Default or an Event of Default unless Agent has itself issued a notice, or has received notice from Debtor or a Secured Party specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that Agent receives such a notice, Agent shall provide the Secured Parties with prior written notice of any actions or omissions proposed to be taken by Agent with respect thereto, unless the giving of such notice is impracticable for reasons of safety or preservation of Collateral. The foregoing notwithstanding, Agent and each of the Secured Parties hereby agrees to share with one another any and all material information regarding Debtor which may come into the possession of Agent or any Secured Party from time to time, provided that neither Agent nor the Secured Parties shall be under any duty or obligation to provide any analysis of any such information so provided, or to determine therefrom whether a Default or an Event of Default has occurred.

                  15.4 WAIVERS; AMENDMENTS; EVENT OF DEFAULT.

                  (a) Upon the giving or receipt of any Notice of Default required under Section 15.3 above, Agent, for itself and on behalf of each Secured Party, shall (subject to the provisions of this Section 15) take such action or actions, assert such rights, exercise such remedies, or refrain from taking such actions with respect thereto, as Agent shall deem advisable, including, without limitation, (i) the institution of suit, and/or the commencement of foreclosure proceedings in respect of the Collateral or (ii) the waiving of any Default(s) or Event(s) of Default.

                  (b) Each of the Secured Parties shall, at all times, act in good faith to mutually agree upon actions to be taken in respect of the Collateral. In the event and to the extent that Agent receives conflicting instructions as to any action to be taken, Agent shall use its good faith judgment to determine and implement those specific actions requested by Secured Parties.

                  (c) Except as otherwise specified in this Section 15, Agent shall, and shall be permitted in its discretion to, enforce the provisions, rights and remedies pursuant to this Agreement in a manner consistent herewith and therewith and in Agent's good faith judgment.

                  (d) Nothing contained in this Section 15 shall be deemed to grant to Debtor any indulgence or grace period in respect of any of its covenants or obligations under this Agreement (or any right to expect or receive any such indulgence or grace period), except as otherwise specifically provided in other Sections of this Agreement. Nothing contained in this Section 15 shall be deemed to prohibit or impair Agent, regardless of the lack of any requisite consents of Secured Parties, from taking action in respect of any of the Collateral if same are perishable or threaten to decline speedily in value.

                  15.5 AGENT'S RIGHTS AS A SECURED PARTY. With respect to the Loan made by it, Agent in its capacity as a Secured Party hereunder shall have the same rights and powers hereunder as any other Secured Party, and may exercise the same as though it were not acting as Agent, and the term "Secured Party" or "Secured Parties" shall, unless the context otherwise indicates, include the Agent in its individual capacity.

                  15.6 SUCCESSOR AGENT. Agent (a) may resign at any time by giving thirty (30) days' written notice thereof to Secured Parties and Debtor, and (b) shall be deemed to have resigned upon any bankruptcy, insolvency or receivership of Agent; provided, that any such resignation shall be effective at the time specified below. Upon any such resignation, PC411 is hereby appointed successor agent. If PC411 does not wish to serve as successor agent, then Agent may, on behalf of the Secured Parties, appoint a successor agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of its appointment as a successor agent, such successor agent shall thereupon succeed to and become vested with all the rights and duties of Agent, and Agent shall be discharged from its duties and obligations hereunder. After Agent's resignation hereunder as Agent, the provisions of this Section 15 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent. The provisions of this Section
15.6 shall apply with respect to the successor agents and its successors.

                  15.7 SEVERAL LIABILITY OF SECURED PARTIES; FAILURE TO LEND.

                  (a) No Secured Party shall incur or assume any liability or obligation to Debtor by reason of any other Secured Party failing or refusing to make Advances or otherwise lend the amounts required by this Agreement; it being understood and agreed that all obligations of each Secured Party to make the Loan are several, and not joint and several.

                  (b) In the event and to the extent that any Secured Party shall, for any reason or no reason, fail or refuse to make its pro rata portion of the Advances otherwise required to be made hereunder, then the other Secured Parties may (but shall not be obligated to) make such Advances on behalf of the defaulting Secured Party; in which event such non-defaulting Secured Party may be reimbursed for any such Advances so made on behalf of the defaulting Secured Party out of the defaulting Secured Party's otherwise applicable share of the initial proceeds of all payments and collections received from Debtor or out of the initial net proceeds received from the sale or liquidation of any Collateral hereunder in the event of a foreclosure thereof.

                  15.8 SHARING AND REMITTANCE OF PAYMENTS AND COLLATERAL.

                  (a) All collections received by Agent or any Secured Party in respect of Debtor shall be applied in accordance with this Agreement, and all collections applied to Advances and/or interest thereon or fees in respect thereof shall be allocated ratably among the Secured Parties in proportion to their relative interests in the Loan, but only in the Order of Advancement set forth in Section 3 hereof and in accordance with the terms of the Notes, by wire transfer of same-day Federal Reserve Funds for all fees, interest payments and other amounts payable to the Secured Parties under this Agreement, including amounts payable in respect of the principal amounts of, and accrued interest on, the Loan. If requested by Agent, each Secured Party shall, promptly following receipt of each payment under this Section 15.8(a), confirm its receipt by a written acknowledgment telecopied to the Agent.

                  (b) If and to the extent that any payment received by any Secured Party in respect of the Loan (whether principal, interest or otherwise) shall be rescinded or must otherwise be returned for any lawful reason, then each of the Secured Parties who received payment shall, upon notice thereof, remit its proportionate share of the amount(s) so rescinded or returned.

                  (c) Except for any prepayments made by Debtor while no other obligations shall be then due and payable (which prepayments shall be applied to the Loan in the manner directed by Debtor), and any other payments received at any time when no other obligations shall be then due and payable (which payments shall be applied in reduction of the outstanding Advances), all payments received by Agent or any Secured Party from Debtor shall be applied and disbursed by Agent to the Secured Party, ratably in proportion to their relative interests therein, in accordance with the terms of this Agreement the Notes.

         The foregoing notwithstanding, Agent shall be entitled, prior to any application of payments hereunder, to receive reimbursement out of such payments for any previously unreimbursed reasonable costs and expenses incurred by Agent pursuant to this Agreement.

                  (d) To the extent of any payments made by Debtor to Agent, Debtor shall be entitled to presume that such payments have effectively been made to Secured Parties under this Agreement, and Debtor shall have no liability to any Secured Party with respect to any payments misapplied, misappropriated, or otherwise improperly disbursed or not disbursed by Agent.

         IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the day and year aforesaid.

               DEBTOR:

                                DIGITAL ASSET MANAGEMENT, INC.


                                By: /s/ Dean Eaker
                                    ------------------------------
                                    Dean Eaker, President

               SECURED PARTIES:

                                ACXIOM CORPORATION


                                By: /s/ Mark Theilken
                                    ------------------------------
                                    Mark Theilken, Group Leader

                                Title:
                                      ----------------------------

                                PC411, INC.


                                By: /s/ J. Bryant Kirkland III
                                    ------------------------------
                                     J. Bryant Kirkland III, Vice President and
                                         Chief Financial Officer


                                    /s/ Dean Eaker
                                    ------------------------------
                                    Dean Eaker, Individually